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                                                                    EXHIBIT 4.9

September 6, 1996



CLEAN HARBORS ENVIRONMENTAL
      SERVICES, INC.
CLEAN HARBORS TECHNOLOGY
      CORPORATION
CLEAN HARBORS KINGSTON FACILITY
      CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
CLEAN HARBORS OF CLEVELAND, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.


     Re: Third Amendment to Financing Agreements - Issuance of City of Kimball, Nebraska Economic Development Revenue Bonds ("Third Amendment")
          ---------------------------------------------------------------

Gentlemen:

      Reference is made to the Loan and Security Agreement dated May 8, 1995, as amended, between you and the undersigned (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

      Borrowers have arranged for the issuance of $10,000,000 of City of Kimball, Nebraska Economic Development Revenue Bonds (Clean Harbors, Inc.), Series 1996 (the "Bonds"), the proceeds of which will reimburse the Borrowers for costs incurred in connection with the Kimball, Nebraska waste disposal facility (the "Facility") owned by Clean Harbors Technology Corporation ("CHTC"). The proceeds of the Bonds less certain costs of issuance will be $9,800,000. Upon such issuance, not less than $9,300,000 in proceeds are to be immediately paid to the Lender and applied to the Obligations and up to $500,000 of additional proceeds will be subject to certain escrow conditions and will be, once released by the Trustee for the Bonds, paid to Lender and applied to the Obligations. In connection with the issuance of the Bonds, Borrowers have requested that certain amendments be made in the Loan Agreement. Subject to the terms and conditions hereof, the Lender agrees with the Borrowers as follows:

      (1) Section 1.31 of the Loan Agreement is deleted in its entirety and replaced with the following:




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            "1.31 "Maximum Credit" shall mean $35,000,000.00.

      (2) Section 1.48 of the Loan Agreement is deleted in its entirety and replaced with the following:

            "1.48 "Revolving Credit Limit" shall mean the amount of $24,500,000.00."


      (3) Notwithstanding the provisions of Section 9.8, the Lender consents to the lease and leaseback of the Facility by CHTC pursuant to a certain Facilities Lease (the "Facilities Lease") and Lease Agreement (the "Lease") between CHTC and the City of Kimball, Nebraska, each dated as of September 1, 1996; provided, that no mortgage, security interest or lien on the Facility or the assets of CHTC, the Parent or the other Borrowers is granted to secure the repayment of the Lease or the Bonds (other than a debt service reserve which the Parent and Borrowers may be required to be fund with the Trustee under certain circumstances for up to one year of maximum debt service on the Bonds) and the Facilities Lease and Lease shall in all respects be subject to the Mortgage of the Lender on the Facility and the real estate on which the Facility is located. The Borrowers further covenant and agree that upon release from escrow of the additional Bond proceeds and any release of funds from the above-described debt service reserve or any other account maintained in respect of the Bonds or Lease, Borrowers shall cause such funds to be paid to the Payment Account.

      (4) Notwithstanding the provisions of Section 9.9 and 9.10, the Lender consents (a) to CHTC incurring the obligations under the Lease Agreement and (b) to the other Borrowers and the Parent guarantying the obligations of CHTC pursuant to the Lease Agreement; provided, that such obligations and guaranties are and remain unsecured (except to the extent of the debt service reserve fund described above) and subject to the provisions of Section 9.9.

      (5) Section 10.1 is amended by deleting the period at the end of clause
(o), inserting "; or" in place thereof and adding the following clause to the end thereof as clause (p):

            "(p) there shall be a default under the Lease Agreement dated as of September 1, 1996 between the CHTC and the City of Kimball, Nebraska or the City of Kimball, Nebraska Economic Development Bonds (Clean Harbors, Inc.) Series, 1996 or under any of the agreements, instruments or documents relating thereto."

      (6) This Third Amendment and the Lender's obligations hereunder shall not be effective until each of the following conditions are satisfied:




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            (a) The Bonds will be duly issued, all documentation necessary therefor executed and delivered and all conditions thereto satisfied without amendment or waiver and all of the proceeds thereof that are not subject to escrow with the Trustee and, in any event, not less than $9,300,000, shall be paid to Lender;

            (b) all requisite corporate action and proceedings of the Borrowers in connection with this Third Amendment shall be satisfactory in form and substance to Lender and Lender shall receive certified copies of such corporate action and proceedings as Lender may request; and

            (c) Lender shall have received in form and substance satisfactory to Lender, an opinion of counsel to Borrowers with respect to this Third Amendment.

      (7) Each Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement or as permitted under this Third Amendment), and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

      (8) Each Guarantor, for value received, hereby assents to the Borrowers' execution and delivery of this Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Guarantor's liability to Lender with respect to the payment and other performance obligations of the Guarantors pursuant to the Guarantees, dated May 8, 1995 executed for the benefit of Lender. Each Guarantor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that such Guarantor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

      (9) Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents and agreements prepared in connection with this Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be





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construed as a waiver by Lender of any Event of Default under the Financing
Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

      If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                  Very truly yours,

                                  CONGRESS FINANCIAL CORPORATION
                                  (NEW ENGLAND)


                                  By:
                                     ------------------------------------
                                      Name:
                                           ------------------------------
                                     Title:
                                           ------------------------------






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AGREED:
-------

CLEAN HARBORS ENVIRONMENTAL
SERVICES, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS TECHNOLOGY
CORPORATION


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS KINGSTON FACILITY
CORPORATION

By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS OF BRAINTREE, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS SERVICES, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS OF NATICK, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President





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CLEAN HARBORS OF CONNECTICUT, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


MURPHY'S WASTE OIL SERVICE, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS OF CLEVELAND, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


MR. FRANK, INC.

By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


SPRING GROVE RESOURCE RECOVERY, INC.

By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President


CLEAN HARBORS, INC.

By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President







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CLEAN HARBORS OF BALTIMORE, INC.


By:
   ----------------------------------
   Name: Stephen Moynihan
   Title: Vice President












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